Exhibit 99.1

STERIS CORPORATION ANNOUNCES BETTER THAN ANTICIPATED FISCAL 2013

FOURTH QUARTER AND FULL YEAR RESULTS

• Double digit revenue growth in the fourth quarter and mid-single digit growth for the year

• Reported and adjusted earnings per diluted share of $0.70 in the fourth quarter

• Full year reported earnings per diluted share of $2.72

• Full year adjusted earnings per diluted share of $2.34

Mentor, Ohio (May 7, 2013)—STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2013 fourth quarter ended March 31, 2013. As reported, fiscal 2013 fourth quarter revenue was $428.2 million compared with $390.2 million in the fourth quarter of fiscal 2012, with growth in all three segments. Operating income for the fourth quarter was $65.1 million compared with $74.0 million in the fourth quarter of fiscal 2012. Net income was $41.4 million, or $0.70 per diluted share, compared with net income of $44.2 million, or $0.76 per diluted share in the fourth quarter of fiscal 2012. The reported financial results for both periods are adjusted below for several items, including the SYSTEM 1 Rebate Program. Please refer to the attached schedules for additional information, including reconciliations of adjusted “non-GAAP financial measures” to reported results.

Adjusted Results

Adjusted revenue for the fourth quarter of fiscal 2013 was $426.2 million, an increase of 14% compared with adjusted revenue for the fourth quarter of fiscal 2012. Adjusted operating income for the fourth quarter of fiscal 2013 increased to $65.4 million, compared with adjusted operating income for the fourth quarter of fiscal 2012 of $59.9 million. Adjusted net income for the fourth quarter of fiscal 2013 increased 18% to $41.5 million, or $0.70 per diluted share, compared with adjusted net income for the fourth quarter of fiscal 2012 of $35.1 million, or $0.60 per diluted share, primarily due to the increased volume and a lower effective tax rate.

“We began this year with the expectation that fiscal 2013 would be a platform for growth,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “The people of STERIS executed our strategy and delivered performance that exceeded our expectations on both the top and bottom-line despite challenging year-over-year comparisons, market weakness in Europe and the first quarter of the Medical Device Excise Tax. We plan to carry this momentum into fiscal 2014 to grow revenue and profits in-line with our long-term goals.”

STERIS Corporation

News Announcement

Segment Results

As reported, Healthcare revenue in the quarter was $317.4 million compared with $287.6 million in the fourth quarter of fiscal 2012. Adjusted revenue increased 16% to $315.4 million in the fourth quarter of fiscal 2013 compared with $272.3 million in the fourth quarter of fiscal 2012. Contributing to the quarter, consumable revenue grew 42%, service revenue increased 29% and capital equipment was flat compared with the prior year. Capital equipment, excluding SYSTEM 1E unit sales, grew 8%, with growth in both infection prevention and surgical products.

As reported, Healthcare operating income was $43.0 million compared with $53.5 million in last year’s fourth quarter. Adjusted segment operating income increased 10% to $42.9 million in the fourth quarter of fiscal 2013 compared with $39.1 million in the fourth quarter of fiscal 2012. The increase in adjusted operating income year-over-year was primarily due to the positive impact of acquisitions and increased margins of existing products, offset by the Medical Device Excise Tax expense.

As reported, Life Sciences fourth quarter revenue increased 9% to $64.3 million compared with $59.0 million in the fourth quarter of fiscal 2012. Capital equipment increased 13%, service grew 8% and consumable revenue improved 6%. Life Sciences operating income was $12.3 million compared with $10.8 million in the prior year fourth quarter, driven primarily by the increase in volume.

As reported, fiscal 2013 fourth quarter revenue for Isomedix Services was $45.8 million compared with $42.6 million in the same period last year, an increase of 7%. Revenue benefitted from increased volumes from core medical device Customers as well as the acquisition of Biotest in March 2012. Operating income was $12.1 million in the quarter compared with $11.7 million in the fourth quarter of last year. The increase in operating income is largely attributable to the improved volume.

Full Year Results

As reported, fiscal 2013 revenue was $1.50 billion compared with $1.41 billion in fiscal 2012. Adjusted revenue for fiscal 2013 increased 6% to $1.48 billion compared with $1.39 billion in fiscal 2012, with growth in all three business segments.

As reported, fiscal 2013 operating income was $242.8 million compared with $222.3 million in fiscal 2012. Adjusted operating income was $219.7 million in fiscal 2013 compared with $214.5 million in fiscal 2012.

STERIS Corporation

News Announcement

As reported, fiscal 2013 net income was $160.0 million, or $2.72 per diluted share, compared with net income of $136.1 million, or $2.31 per diluted share in fiscal 2012. Adjusted net income for fiscal 2013 increased 5% to $137.8 million or $2.34 per diluted share compared with $131.1 million or $2.22 per diluted share in fiscal 2012.

Please refer to the attached schedules for additional information, including reconciliations from these “non-GAAP financial measures” to reported results.

Cash Flow

Net cash provided by operations for fiscal 2013 was $227.8 million, compared with $149.4 million in fiscal 2012. Free cash flow (see note 1) for fiscal 2013 was $140.4 million, compared with $82.7 million in the prior year. The increase in free cash flow was driven by improvements in working capital management and a tax benefit related to European restructuring.

Dividend Announcement

The Company announced today that STERIS’s Board of Directors has authorized a quarterly dividend of $0.19 per common share. The dividend is payable June 25, 2013 to shareholders of record at the close of business on June 4, 2013.

Outlook

Based upon current trends, the Company expects revenue growth in the range of 8-10% in fiscal 2014 when compared with adjusted revenue in fiscal 2013. Adjusted earnings per diluted share are anticipated to be in the range of $2.47 to $2.60 for the full fiscal year, including approximately ten cents for the Medical Device Excise Tax. This outlook reflects certain key assumptions, some of which are listed below:

•	Healthcare segment revenue is expected to grow low-double digits.

•	Life Sciences segment revenue is expected to grow mid-single digits.

•	Isomedix segment revenue growth is expected to be in the mid-single digits.

•	The Company has assumed the average forward exchange rates for the U.S. dollar and key international currencies as of March 29, 2013.

•	Adjusted EBIT as a percent of revenue is anticipated to be approximately 15.5%.

•	The adjusted effective tax rate is anticipated to be in the range of 34-35%.

STERIS Corporation

News Announcement

For the full fiscal year 2014, free cash flow (see note 1) is anticipated to be approximately $145 million. Capital expenditures are anticipated to be approximately $90 million, as the Company is continuing to invest in projects within its facilities that are designed to improve quality, reduce cost and add value to the current product offering.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time on May 7, 2013, either over the Internet at www.steris-ir.com or via phone by calling 1-800-839-2348 in the United States and Canada, and 1-203-369-3033 internationally.

Annual Meeting of Shareholders

The Company will hold its annual meeting of shareholders on July 25, 2013. Further information regarding the time and location will be provided in the Company’s annual report and proxy materials.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 6,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

STERIS Corporation

News Announcement

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future debt principal repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

This press release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date made, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in this press release or the conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, transition, cost reductions, business strategies, earnings or revenue trends or future financial results (including without limitation the regulatory matters related to SYSTEM 1E or its accessories). References to products, the consent decree, the transition or rebate program, or the class action settlement, are summaries only and should not be considered the specific terms of the decree, settlement, program or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the April 20, 2010 consent decree, the SYSTEM 1E device, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments, or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, including without limitation SYSTEM 1E and accessories thereto, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, and the transition from the SYSTEM 1 processing system and adjustments to related reserves, or those matters described in our Form 10-K for the year ended March 31, 2012 and other securities filings, may adversely impact company performance, results, prospects or value, (g) the possibility that anticipated financial results or benefits of recent acquisitions will not be realized or will be other than anticipated, (h) the effect of the contraction in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (i) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2012, and other securities filings.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$426,249	$374,943	$1,479,535	$1,391,504
SYSTEM 1 Rebate Program	1,967	15,306	22,367	15,306

Revenues, net	428,216	390,249	1,501,902	1,406,810
Cost of revenues	250,621	228,121	881,912	840,442
Cost of revenues—SYSTEM 1 Rebate Program	(173)	(2,097)	(1,273)	(2,097)

Gross profit	177,768	164,225	621,263	568,465
Operating expenses:
Selling, general, and administrative	101,909	81,969	354,476	309,552
Class action settlement	(982)	—	(16,782)	—
Research and development	11,726	9,085	41,305	35,953
Restructuring expense	5	(877)	(565)	644

Total operating expenses	112,658	90,177	378,434	346,149

Income from operations	65,110	74,048	242,829	222,316
Non-operating expense, net	5,774	3,073	15,731	11,208
Income tax expense	17,955	26,804	67,121	74,993

Net income	$41,381	$44,171	$159,977	$136,115

Earnings per common share (EPS) data:
Basic	$0.71	$0.77	$2.74	$2.33

Diluted	$0.70	$0.76	$2.72	$2.31

Cash dividends declared per common share outstanding	$0.19	$0.17	$0.74	$0.66
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	58,622	57,686	58,305	58,367
Diluted number of common shares outstanding	59,301	58,133	58,844	58,963

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	March 31,	March 31,
	2013	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$142,008	$150,821
Accounts receivable, net	275,937	280,324
Inventories, net	144,443	157,712
Other current assets	51,552	63,026

Total Current Assets	613,940	651,883
Property, plant, and equipment, net	431,952	386,409
Goodwill and intangible assets, net	704,424	337,784
Other assets	10,793	29,620

Total Assets	$1,761,109	$1,405,696

Liabilities and Equity
Current liabilities:
Accounts payable	$79,374	$83,188
Accrued SYSTEM 1 Rebate Program and class action settlement	253	69,065
Other current liabilities	139,210	126,142

Total Current Liabilities	218,837	278,395
Long-term debt	492,290	210,000
Other liabilities	103,002	94,637
Equity	946,980	822,664

Total Liabilities and Equity	$1,761,109	$1,405,696

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$315,393	$272,341	$1,052,423	$997,796
SYSTEM 1 Rebate Program	1,967	15,306	22,367	15,306

Healthcare, net	317,360	287,647	1,074,790	1,013,102
Life Sciences	64,305	58,983	244,421	226,658
STERIS Isomedix Services	45,818	42,640	179,550	164,257

Total Reportable Segments	427,483	389,270	1,498,761	1,404,017
Corporate and Other	733	979	3,141	2,793

Total Segment Revenues	$428,216	$390,249	$1,501,902	$1,406,810

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$42,988	$53,529	$153,343	$141,742
Life Sciences	12,252	10,813	47,453	41,633
STERIS Isomedix Services	12,107	11,672	51,455	47,596

Total Reportable Segments	67,347	76,014	252,251	230,971
Corporate and Other	(2,237)	(1,966)	(9,422)	(8,655)

Total Operating Income	$65,110	$74,048	$242,829	$222,316

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	March 31,
	2013	2012
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$159,977	$136,115
Non-cash items	94,579	92,528
Change in Accrued SYSTEM 1 Rebate Program and class action settlement	(68,812)	(58,618)
Changes in operating assets and liabilities	42,071	(20,653)

Net cash provided by operating activities	227,815	149,372
Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(87,412)	(66,682)
Proceeds from sale of property, plant, equipment and intangibles	34	42
Investments in businesses, net of cash acquired	(399,676)	(34,635)

Net cash used in investing activities	(487,054)	(101,275)
Financing Activities:
Proceeds under credit facilities, net	82,290	—
Deferred financing fees	(1,924)	—
Proceeds from Private Placement	200,000	—
Repurchases of common shares	(8,002)	(56,751)
Cash dividends paid to common shareholders	(43,195)	(38,560)
Stock option and other equity transactions, net	23,019	5,723
Tax benefit from stock options exercised	2,058	1,514

Net cash used in financing activities	254,246	(88,074)
Effect of exchange rate changes on cash and cash equivalents	(3,820)	(2,218)

Decrease in cash and cash equivalents	(8,813)	(42,195)
Cash and cash equivalents at beginning of period	150,821	193,016

Cash and cash equivalents at end of period	$142,008	$150,821

The following tables present a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Twelve Months Ended
	March 31,
	2013	2013 (1)	2012	2012 (1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$227,815	$227,815	$149,372	$149,372
Purchases of property, plant, equipment, and intangibles, net	(87,412)	(87,412)	(66,682)	(66,682)
Proceeds from the sale of property, plant, equipment, and intangibles	34	34	42	42
Payments associated with the SYSTEM 1 Rebate Program and class action settlement, net of tax benefit	—	17,602	—	25,553

Free Cash Flow	$140,437	$158,039	$82,732	$108,285

Twelve Months Ended
March 31,
2014
(Outlook)
Calculation of free cash flow for outlook:
Cash flows from operating activities	$235,000
Purchases of property, plant, equipment, and intangibles, net	(90,000)

Free Cash Flow	$145,000

(1)	Adjusted to exclude the impact of the payments associated with the SYSTEM 1 Rebate Program and class action settlement.

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

The Company has referred to an adjusted financial measure regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. This financial measure is considered to be a “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of the financial measure to its nearest GAAP financial measure is provided in the table below.

	Three months ended		Twelve months ended
	March 31,		March 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income per diluted share	$0.70	$0.76	$2.72	$2.31
Impact of SYSTEM 1 Rebate Program and class action settlement, net of tax	(0.03)	(0.18)	(0.42)	(0.18)
S1E inventory reserve, net of tax	—	0.03	—	0.03
Restructuring, net of tax	—	(0.02)	(0.01)	—
Inventory “step up” to fair value, net of tax	—	—	0.02	0.01
Amortization and impairment of purchased intangible assets, net of tax	0.05	0.04	0.13	0.08
Gain from fair value adjustment of acquisition related contingent consideration, net of tax	(0.03)	(0.03)	(0.03)	(0.03)
Tax benefit, European restructuring	—		(0.14)	—
Acquisition related transaction and integration expenses, net of tax	0.01	—	0.07	—

Adjusted net income per diluted share	$0.70	$0.60	$2.34	$2.22

	Twelve months ended
	March 31,
	2014	2013
	(Outlook)*	(Unaudited)
Net income per diluted share	$2.27 - $2.40	$2.72
Impact of SYSTEM 1 Rebate Program and class action settlement, net of tax	—	(0.42)
Restructuring, net of tax		(0.01)
Inventory “step up” to fair value, net of tax	—	0.02
Amortization and impairment of purchased intangible assets, net of tax	0.18	0.13
Gain from fair value adjustment of acquisition related contingent consideration, net of tax	—	(0.03)
Tax benefit, European restructuring	—	(0.14)
Acquisition related transaction and integration expenses, net of tax	0.02	0.07

Adjusted net income per diluted share	$2.47 - $2.60	$2.34

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

The Company has referred to certain adjusted financial measures regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. These financial measures are considered to be “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of each financial measure to its nearest GAAP financial measure is provided in the table below.

	Three months ended		Twelve months ended
	March 31,		March 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$428,216	$390,249	$1,501,902	$1,406,810
Impact of SYSTEM 1 Rebate Program	(1,967)	(15,306)	(22,367)	(15,306)

Adjusted revenues	$426,249	$374,943	$1,479,535	$1,391,504

Gross Profit	177,768	164,225	621,263	568,465
Impact of SYSTEM 1 Rebate Program	(2,140)	(17,403)	(23,640)	(17,403)
Amortization of inventory “step up” to fair value	—	316	1,593	1,194
S1E inventory reserve	—	2,857	—	2,857
Restructuring	—	77	—	9

Adjusted gross profit	175,628	150,072	599,216	555,122

Operating income	$65,110	$74,048	$242,829	$222,316
Impact of SYSTEM 1 Rebate Program and class action settlement	(3,122)	(17,403)	(40,422)	(17,403)
Amortization of inventory “step up” to fair value	—	316	1,593	1,194
S1E inventory reserve	—	2,857	—	2,857
Amortization and impairment of purchased intangible assets	5,212	3,374	12,477	7,298
Gain from fair value adjustment of acquisition related contingent consideration	(2,483)	(2,454)	(2,483)	(2,454)
Acquisition related transaction and integration costs	647	—	6,314	—
Restructuring	5	(800)	(565)	653

Adjusted operating income	$65,369	$59,938	$219,743	$214,461

Net income	$41,381	$44,171	$159,977	$136,115
Impact of SYSTEM 1 Rebate Program and class action settlement, net of tax	(1,904)	(11,138)	(24,657)	(11,138)
Amortization of inventory “step up” to fair value, net of tax	—	202	972	764
S1E inventory reserve	—	1,828	—	1,828
Amortization and impairment of purchased intangible assets, net of tax	3,179	2,159	7,611	4,671
Gain from fair value adjustment of acquisition related contingent consideration, net of tax	(1,515)	(1,571)	(1,515)	(1,571)
Acquisition related transaction and integration costs	395	—	3,852	—
Tax benefit, European restructuring	—	—	(8,118)	—
Restructuring, net of tax	3	(512)	(345)	418

Adjusted net income	$41,539	$35,139	$137,777	$131,087

Healthcare revenues	$317,360	$287,647	$1,074,790	$1,013,102
Impact of SYSTEM 1 Rebate Program	(1,967)	(15,306)	(22,367)	(15,306)

Adjusted Healthcare revenues	$315,393	$272,341	$1,052,423	$997,796

Healthcare capital revenues	$154,966	$167,261	$521,806	$545,596
Impact of SYSTEM 1 Rebate Program	(1,967)	(15,306)	(22,367)	(15,306)

Adjusted Healthcare capital revenues	$152,999	$151,955	$499,439	$530,290

Healthcare operating income	$42,988	$53,529	$153,343	$141,742
Impact of SYSTEM 1 Rebate Program and class action settlement	(3,122)	(17,403)	(40,422)	(17,403)
Amortization of inventory “step up” to fair value	—	316	1,593	1,194
S1E inventory reserve	—	2,857	—	2,857
Amortization and impairment of purchased intangible assets	4,908	3,036	10,987	5,822
Gain from fair value adjustment of acquisition related contingent consideration	(2,483)	(2,454)	(2,483)	(2,454)
Acquisition related transaction and integration costs	647	—	6,314	—
Restructuring	5	(800)	(565)	653

Adjusted Healthcare operating income	$42,943	$39,081	$128,767	$132,411

Capital equipment revenues	$178,216	$187,825	$613,378	$626,959
Impact of SYSTEM 1 Rebate Program	(1,967)	(15,306)	(22,367)	(15,306)

Adjusted capital equipment revenues	$176,249	$172,519	$591,011	$611,653

United States revenues	$326,029	$291,449	$1,141,633	$1,057,460
Impact of SYSTEM 1 Rebate Program	(1,967)	(15,306)	(22,367)	(15,306)

Adjusted United States revenues	$324,062	$276,143	$1,119,266	$1,042,154

STERIS Corporation

Unaudited Supplemental Financial Data

Fourth Quarter Fiscal 2013

As of March 31, 2013

	FY 2013	FY 2012	FY 2013	FY 2012
Total Company Revenues	Q4	Q4	YTD	YTD
Capital Equipment	$178,216	$187,825	$613,378	$626,959

Adjusted capital equipment revenues (1)	176,249	172,519	591,011	$611,653
Consumables	100,021	75,386	353,984	301,170
Service	149,979	127,038	534,540	478,681

Total Recurring	250,000	202,424	888,524	779,851

Total Revenues	$428,216	$390,249	$1,501,902	$1,406,810

Adjusted total revenues (1)	$426,249	$374,943	$1,479,535	$1,391,504

United States Revenues	$326,029	$291,449	$1,141,633	$1,057,460

Adjusted United States Revenues (1)	$324,062	$276,143	1,119,266	$1,042,154

United States Revenues as a % of Total	76%	74%	76%	75%
International Revenues	$102,187	$98,800	$360,269	$349,350
International Revenues as a % of Total	24%	26%	24%	25%

Segment Data	Q4	Q4	YTD	YTD
Healthcare
Revenues
Capital Equipment	$154,966	$167,261	$521,806	$545,596
Adjusted capital equipment (1)	$152,999	$151,955	$499,439	$530,290
Consumables	79,700	56,230	278,150	229,504
Service	82,694	64,156	274,834	238,002

Total Recurring	162,394	120,386	552,984	467,506

Total Healthcare Revenues	$317,360	$287,647	$1,074,790	$1,013,102

Adjusted Total Healthcare Revenues (1)	$315,393	$272,341	$1,052,423	$997,796
Operating Income	42,988	53,529	153,343	141,742

Adjusted Operating Income (1)	42,943	39,081	128,767	132,411
Life Sciences
Revenues
Capital Equipment	$23,250	$20,564	$91,572	$81,281
Consumables	20,321	19,156	75,834	71,666
Service	20,734	19,263	77,015	73,711

Total Recurring	41,055	38,419	152,849	145,377

Total Life Sciences Revenues	$64,305	$58,983	$244,421	$226,658

Operating Income	12,252	10,813	47,453	41,633

Isomedix Services
Revenues	$45,818	$42,640	$179,550	$164,257
Operating Income	12,107	11,672	51,455	47,596

Corporate and Other
Revenues	$733	$979	$3,141	$2,793
Operating Income (Loss)	(2,237)	(1,966)	(9,422)	(8,655)

Other Data	Q4	Q4	YTD	YTD
Healthcare Backlog	$105,197	$102,464	n/a	n/a

Life Sciences Backlog	48,418	50,102	n/a	n/a

Total Backlog	$153,615	$152,566	n/a	n/a
Free Cash Flow	$23,350	$24,131	$140,437	$82,732

Net Debt	$350,282	$59,179	$350,282	$59,179

(1)	The Company has referred to certain adjusted financial measures regarding the results of operations excluding certain items to provide meaningful comparative analysis between the periods. These financial measures are considered to be “non-GAAP financial measure” under Securities Exchange Commission rules. Reconciliation of each financial measure to its nearest GAAP financial measure is provided in the preceding tables.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.